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EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Univision Communications Inc. and related Prospectus of Univision Communications Inc. of our report dated February 23, 2003, except for Note 2 for which the date is March 17, 2003, with respect to the consolidated balance sheets of Hispanic Broadcasting Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the current report on Form 8-K of Univision Communications Inc. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, in 2001 and 2002.

/s/ KPMG LLP

Dallas, Texas
October 14, 2003

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  EXHIBIT 23.3